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                                                                    EXHIBIT 11.1

                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE
                      (IN THOUSANDS EXCEPT PER SHARE DATA)



                                                        Year Ended                 Three Months
                                                        December 31,                  ended
                                                 1995       1996       1997       March 31, 1998
                                                -------    -------    -------     --------------
NET LOSS PER SHARE:
Net Loss                                        $(6,675)   $(5,118)   $(4,322)        $ (674)
                                                =======    =======    =======         ======

Weighted average common shares
  outstanding                                       348        453      1,075          2,447

Adjusted shares outstanding                         348        453      1,075          2,447
                                                =======    =======    =======         ------
Net loss per share -- Basic                     $(19.18)   $(11.30)   $ (4.02)        $(0.28)
                                                =======    =======    =======         ======

                                                     Year Ended        Three Months
                                                    December 31,          ended
                                                        1997          March 31, 1998
                                                    ------------      --------------
PRO FORMA NET LOSS PER SHARE:
Net loss                                              $(4,322)            $  (674)
                                                      =======             =======
Weighted average common shares outstanding              1,075               2,447

Effect of assumed conversion of preferred
  shares                                                7,729               7,755
                                                      -------             -------
  Adjusted shares outstanding -- Basic                  8,804              10,202
                                                      =======             =======
Pro forma net loss per share -- Basic                 $ (0.49)            $ (0.07)
                                                      =======             =======